Exhibit 10.15
TWELFTH AMENDMENT TO THE
DYNEGY INC. 401(k) SAVINGS PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Dynegy Inc. 401(k) Savings Plan (the “Plan”) for the benefit of the eligible employees of certain participating companies; and
WHEREAS, Dynegy desires to amend the Plan to (i) add certain provisions of the Pension Protection Act of 2006 relating to Roth 401(k) contributions, nonspouse beneficiary rollovers and Roth IRA rollovers; and (ii) add certain provisions relating to a new class action settlement account.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective as provided below:
I.
Effective January 1, 2007 and effective January 1, 2008 with respect to the addition of the Roth Account, Section 1.1 (l) of the Plan is amended in its entirety to provide as follows:
“(1) Account(s): A Member’s After-Tax Account, Before-Tax Account, Dow ESOP Account, Dow Transfer Account, Employer Contribution Account, Rollover Contribution Account, Catch-Up Contribution Account, Class Settlement Account I, Class Settlement Account II, and/or Roth Account, including the amounts credited thereto and any subaccounts thereof.”
II.
Effective January 1, 2008, Section 1.1(23) of the Plan is amended by adding a sentence at the end thereof to provide as follows:
“Notwithstanding the previous sentence, Distributee shall also include a nonspouse beneficiary, but only with regard to the interest of such individual under the Plan.”
III.
Effective January 1, 2008, Section 1,1(28) of the Plan is amended in its entirety to provide as follows:
“(28) Eligible Retirement Plan: Any of (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code, (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan described in section 401(a) of the Code, which under its provisions does, and under applicable law may, accept a Distributee’s Eligible Rollover Distribution, (e) an annuity contract described in section 403(b) of the Code, (F) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from the Plan, and (g) a Roth IRA described in section 408A(b) of the Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution to a beneficiary who is a designated beneficiary as defined in section 401(a)(9)(E) of the Code and is not a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity that is treated as an inherited account under section 402(c)(11) of the Code.”
IV.
Effective January 1, 2008, Section 1.1 of the Plan is hereby amended by inserting new subsections (53) and (54) and renumbering the current subsections (53) and (54), and subsequent subsections, accordingly to provide as follows:
“(53) Roth Account: An individual account for each Member that is credited with Roth Contributions, if any, made by the Employer on such Member’s behalf. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.
“(54) Roth Contributions: Contributions made by a Member pursuant to Section 3.12.”
V.
Effective January 1, 2007, current Section 1.1(54) of the Plan, as subsequently renumbered pursuant to IV next above, is hereby amended in its entirety to provide as follows:
“(55) Service. The period of an individual’s employment with the Employer or a Controlled Entity; provided, however, that each individual who was employed by Sithe Energies, Inc. or Sithe Energies Power Services, Inc. (collectively referred to as ‘Sithe’) on the date of the closing of the Sithe Transaction shall be credited with Service for the period preceding such closing date in an amount equal to the Years of Vesting Service, if any, credited to such individual under the Sithe Energies Group Retirement 401(k) Plan immediately prior to such closing date. For purposes of this provision, ‘Sithe Transaction’ shall mean the transaction contemplated by that certain Stock Purchase Agreement dated as of November 1, 2004, by and among Exelon SHC, Inc., Exelon New England Power Marketing, L.P., ExRes SHC, Inc. and Dynegy New York Holdings Inc. Further provided, that each individual who was employed by LS Power Generation, LLC, LS Power Development, LLC or LS Power Company, LLC (an ‘LS Power Entity’) immediately prior to the ‘Effective Time’ (as defined below) and who subsequently becomes employed by an Employer after the Effective Time on or before December 31, 2007, shall be credited with Service based upon his original date of hire with an LS Power Entity. Further provided, each individual who was employed by Wood Group Power Operations, Inc., Worley Parsons Group, Inc., North American Energy Services Co., Prime South, Inc. or General Electric International, Inc. (each a “Prior Company”), who terminates employment with a Prior Company after the Effective Time and on or before December 31, 2007, and who becomes employed by an Employer on or before December 31, 2007, shall be credited with Service based upon his original date of hire with such applicable Prior Company.

For purposes of this Section 1.1(55) of the Plan, ‘Effective Time’ shall mean the Effective Time specified in that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006. In addition, the Committee may, in its discretion, credit individuals with Service for employment with any other entity, but only if and when such individual becomes an Eligible Employee and only if (i) such service would not otherwise be credited as Service and (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly-situated Eligible Employees. In addition, the Committee, in its discretion, may credit individuals with Service based on imputed service for periods after such individual has commenced participation in the Plan while such individual is not performing service for the Employer or while such individual is an Employee with a reduced work schedule, but only if (i) such service would not otherwise be credited as Service, (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform service as an Employee, provided that the preceding clause (iii) of this sentence shall not apply if (x) the individual is not performing service for the Employer because of a disability, (y) the individual is performing service for another employer under an arrangement that provides some ongoing business benefit to the Employer, or (z) for purposes of vesting, the individual is performing service for another employer that is being treated under the Plan as actual service with the Employer. Notwithstanding the foregoing, each Member shall be credited with Service, as of December 31, 1997, in accordance with the provisions of the Plan in effect at such time.”
VI.
Effective January 1, 2007, Section 1.1(68) is hereby amended in its entirety to provide as follows:
“(68) Class Settlement Account I: A separate account established for each person who is an Allocation Participant (as defined below) that is credited by the Trustee with the respective restorative payment awarded to such individual pursuant to the Allocation Order, as adjusted to reflect such Account’s changes in value in accordance with Section 4.3 of the Plan, The Trustee shall cause such Account to be established for each Allocation Participant. For purposes of this Section 1.1(68), the term “Allocation Order” shall mean the Order Approving Plan of Allocation entered on December 10, 2004 by the United States District Court for the Southern District of Texas, Houston Division, in the matter of In re Dynegy Inc. ERISA Litigation, Civil Action NO. H-02-3076. For purposes of this Section 1.1(68), the term “Allocation Participant” shall mean each Member and former Member and each beneficiary (or alternate payee) of a Member or former Member who is within the Settlement Class as defined in the Allocation Order and for whom a Class Member Share is distributed as defined in the Plan of Allocation and who shall be deemed to be a Member or beneficiary (or alternate payee) under the Plan to the extent necessary or appropriate, including, but not limited to, with respect to the unclaimed benefit provisions under Article X of the Plan.

The amounts credited to a Class Settlement Account I shall be fully vested. If the Trustee receives settlement proceeds which are to be allocated to the Class Settlement Account I of each Allocation Participant, during the period prior to such allocation, such settlement proceeds shall be invested in the Vanguard Prime Money Market Fund. Notwithstanding the provisions of Section 5.2(a) of the Plan, the Class Settlement Account I of each Allocation Participant shall be invested on April 1, 2005 in accordance with paragraph (A) or (B) below, as applicable, until the Allocation Participant directs to change such investment pursuant to Section 5.2(c):
(A) If an Allocation Participant is an Eligible Employee with an existing Account balance in the Plan and is either currently contributing to the Plan or previously contributed to the Plan, such Allocation Participant’s Class Settlement Account I shall be invested on April 1, 2005 in accordance with such Allocation Participant’s most recent investment direction for contributions to the Plan; or
(B) If an Allocation Participant is not described in paragraph (A) above, the Class Settlement Account I of such Allocation Participant shall be invested on April 1, 2005 in the appropriate Investment Fund set forth below as determined on the basis of the age of the Allocation Participant on April 1, 2005, unless such Allocation Participant is the beneficiary (or alternate payee) of a Member or former Member in which case the attained age, on April 1, 2005, of such Member or former Member, whether or not deceased, shall be used instead of the age of the Allocation Participant:

Age of Member or Former Member
Fund Name	on April 1, 2005

Vanguard Target Retirement Income Fund	Ages 65 or older

Vanguard Target Retirement 2005 Fund	Ages 60 to 64

Vanguard Target Retirement 2015 Fund	Ages 50 to 59

Vanguard Target Retirement 2025 Fund	Ages 40 to 49

Vanguard Target Retirement 2035 Fund	Ages 30 to 39

Vanguard Target Retirement 2045 Fund	Up to Age 29

VII.
Effective January 1, 2007, a new Section 1.1(68B) is added to the Plan to provide as follows:
“(68B) Class Settlement Account II: A separate account established for each person who is an Allocation Participant (as defined below) that is credited by the Trustee with the respective restorative payment awarded to such Allocation Participant pursuant to the Stipulation and Agreement of Settlement approved by the United States District Court for the Southern District of Texas, Houston Division, in the matter of In re Dynegy Inc. Securities Litigation, Civil Action No. H-02-1571. For purposes of this Section 1.1(68B), the term “Allocation Participant” shall mean each Member and former Member and each beneficiary (or alternate payee) of a Member or former Member who is within the Settlement Class as defined in the Stipulation and Agreement of Settlement and who shall be deemed to be a Member or beneficiary (or alternate payee) under the Plan to the extent necessary or appropriate, including, but not limited to, with respect to the unclaimed benefit provisions under Article X of the plan. The amounts credited to a Class Settlement Account II shall be fully vested. If the Trustee receives settlement proceeds in the form of Company Stock to be allocated to the Class Settlement Account II of each Allocation Participant, such Company Stock shall be invested in the Company Stock Fund until the Allocation Participant directs to change such investment pursuant to Section 5.3(c). If the Trustee receives cash settlement proceeds to be allocated to the Class Settlement Account II of each Allocation Participant, during the period prior to such allocation, such settlement proceeds shall be invested in the Vanguard Prime Money Market Fund. Notwithstanding the provisions of Section 5.2(a) of the Plan, cash settlement proceeds in the Class Settlement Account II of each Allocation Participant shall be invested in accordance with paragraph (A) or (B) below, as applicable, until the Allocation Participant directs to change such investment pursuant to Section 5.2(c):
(A) If an Allocation Participant is an Eligible Employee with an existing Account balance in the Plan and is either currently contributing to the Plan or previously contributed to the Plan, such Allocation Participant’s cash settlement proceeds in the Class Settlement Account II shall be invested in accordance with such Allocation Participant’s most recent investment direction for contributions to the Plan; or

(B) If an Allocation Participant is not described in paragraph (A) above, the cash settlement proceeds in the Class Settlement Account II of such Allocation Participant shall be invested in the appropriate Investment Fund set forth below as determined on the basis of the age of the Allocation Participant, unless such Allocation Participant is the beneficiary (or alternate payee) of a Member or former Member, in which case the attained age of such Member or former Member, whether or not deceased, shall be used instead of the age of the Allocation Participant:

Fund Name	Age of Member or Former Member

Vanguard Target Retirement Income Fund	Ages 65 or older

Vanguard Target Retirement 2005 Fund	Ages 60 to 64

Vanguard Target Retirement 2015 Fund	Ages 50 to 59

Vanguard Target Retirement 2025 Fund	Ages 40 to 49

Vanguard Target Retirement 2035 Fund	Ages 30 to 39

Vanguard Target Retirement 2045 Fund	Up to Age 29
VIII.
Effective January 1, 2008, Section 3.3 of the Plan is hereby amended by adding a new subsection (d) to provide as follows:
“(d) Notwithstanding the preceding provisions of this Section 3.3, Roth Contributions shall be eligible for Employer Matching Contributions in the same manner and amount as Before-Tax Contributions.”
IX.
Effective January 1, 2008, Section 3.8 of the Plan is hereby amended by adding a new subsection (f) to provide as follows:
“(f) Notwithstanding the preceding provisions of this Section 3.8, on and after January 1, 2008, Roth Contributions shall be distributed under this Section 3.8 prior to Before-Tax Contributions, but in the Same manner as would otherwise be applicable to Before-Tax Contributions.”

X.
Effective January 1, 2008, Section 3.9 of the Plan is hereby amended by adding a new subsection (e) to provide as follows:
“(e) The Plan shall accept Roth IRA contributions as Rollover Contributions.”
XI.
Effective January 1, 2008, Section 3.10 of the Plan is hereby amended by adding a sentence at the end thereof to provide as follows:
“Any Catch-Up Contribution made as a Roth Contribution under Section 3.12 shall be treated as a Roth Contribution for purposes of allocation, distribution and investment.”
XII.
Effective January 1, 2008, a new Section 3.12 is hereby added to the Plan to provide as follows:
“3.12 Roth Contributions. Each Member may elect to have some or all of his or her Before-Tax Contribution, as a whole percentage of Compensation, and some or all of any Catch-Up Contribution, contributed to the Plan as a Roth Contribution. A Roth Contribution means any Before-Tax Contribution that is (1) designated irrevocably by the Member at the time of execution of the applicable payroll deduction authorization form supplied by the Employer as a Roth Contribution; (2) treated by the Employer as included in the Member’s income at the time the Member would have received the amount in cash if the Member had not made the election with respect to such Roth Contribution so that the Roth Contribution shall be wages subject to applicable withholding requirements; and (3) maintained by the Plan in a separate, designated Roth Account. Roth Contributions shall be subject to the same dollar limits and nondiscrimination testing requirements as Before-Tax Contributions, and shall be subject to the same Plan provisions as Before-Tax Contributions for purposes of investment and distribution.”
XIII.
Effective January 1, 2007 and effective January 1, 2008 with respect to the addition of the Roth Account, Section 8.3(a) of the Plan is hereby amended in its entirety to provide as follows:
“(a) A Member shall have a 100% Vested Interest in his Before-Tax Account, Dow ESOP Account, Dow Transfer Account, After-Tax Account, Rollover Contribution Account, Roth Account, Class Settlement Account I, and Class Settlement Account II at all times.”

XIV.
Effective January 1, 2008, Section 10.5 of the Plan is hereby amended by adding new paragraphs at the end thereof to provide as follows:
“Notwithstanding the preceding paragraph of this Section 10.5, a direct rollover from a Member’s Roth Account shall only be made to another Roth elective deferral account under an applicable retirement plan describe in section 402A(e)(1) of the Code or to a Roth individual retirement account described in section 408A of the Code, and only to the extent the rollover is permitted under section 402A(c) of the Code.”
XV.
Effective January 1, 2007, Section 11.1(b)of the Plan is hereby amended in its entirety to provide as follows:
“(b) A Member may withdraw from his Rollover Contribution Account, his Class Settlement Account I and/or his Class Action Settlement Account II any or all amounts held in such Accounts.”
XVI.
Effective January 1, 2007, the second sentence of Section 12.4(b) of the Plan is hereby amended in its entirety to provide as follows:
“Any loan shall be considered to come, first, from the Member’s After-Tax Account, second, from the Member’s Rollover Contribution Account, third, from the Member’s Class Settlement Account I, fourth, from the Member’s Class Settlement Account II, and fifth, from the Member’s Vested Interest in the remainder of his Accounts on a pro rata basis.”
IN WITNESS WHEREOF, the undersigned has caused this Twelfth Amendment to the Plan to be executed on the date indicated below, to be effective as provided above.

DYNEGY INC.,
a Delaware corporation

By:	/s/ Julius Cox
Title:	Chairman, Dynegy Benefit Plans Committee
Date:	December 4, 2007